                                                                    EXHIBIT 5.1


                       [LATHAM & WATKINS' LETTERHEAD]


                              October 24, 1997


IntelliQuest Information Group, Inc.
1250 Capital of Texas Highway South
Building One
Austin, Texas  78746

    RE:  INTELLIQUEST INFORMATION GROUP, INC.
         REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

    In connection with the registration of 375,000 shares of Common Stock, par value $0.0001 (the "Shares"), of IntelliQuest Information Group, Inc., a Delaware corporation (the "Company"), reserved for issuance under the IntelliQuest Information Group, Inc. 1997 Supplemental Option Plan (the "Plan"), under the Securities Act of 1933, as amended, on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on or about October 24, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

    In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic documents of all documents submitted to us as copies.

    We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within the state.

    Subject to the foregoing, it is our opinion that the shares to be issued under the Plan have been duly authorized, and when issued and sold in the manner referred to in the Plan and pursuant to the respective agreements which accompany each grant under the Plan, the Shares will be validly issued, fully paid and nonassessable.

    We consent to your filing this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       LATHAM & WATKINS